As filed with the Securities and Exchange Commission on June 16, 2026
Registration No. 333-296543
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5940	16-1241537
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

345 Court Street
Coraopolis, Pennsylvania 15108
(724) 273-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elizabeth H. Baran
Senior Vice President, General Counsel & Corporate Secretary
DICK’S Sporting Goods, Inc.
345 Court Street
Coraopolis, Pennsylvania 15108
(724) 273-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David C. Karp
Brandon C. Price
Joseph S. Payne
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 16, 2026
PRELIMINARY PROSPECTUS

DICK’S Sporting Goods, Inc.

Exchange Offer for
Up to $381,932,000 4.000% Senior Notes due 2029
DICK’S Sporting Goods, Inc., a Delaware corporation (the “Issuer,” “DICK’S,” “we” or “us”), is offering (the “Exchange Offer”), upon the terms and subject to the conditions set forth in this prospectus, to exchange any and all of the notes that we issued on September 11, 2025, identified under “Title of the Outstanding Notes” in the table below (the “Outstanding Notes”), for a like principal amount of notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), having substantially the same terms as the Outstanding Notes and evidencing the same indebtedness as the Outstanding Notes, as described under “Title of the Exchange Notes” in the table below (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”). The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

Description of the Outstanding Notes			Description of the Exchange Notes
CUSIP Number	Title of the Outstanding Notes	Principal Amount Outstanding	CUSIP Number	Title of the Exchange Notes
253393 AH5 (Rule 144A) U25309 AB8 (Regulation S)	4.000% Senior Notes due 2029	$381,932,000	253393 AJ1	4.000% Senior Notes due 2029

We are offering to exchange the Outstanding Notes for the Exchange Notes to satisfy our obligations in the registration rights agreement that we entered into when the Outstanding Notes were issued pursuant to Rule 144A and Regulation S under the Securities Act.
The Exchange Offer
•
We will exchange all Outstanding Notes that are validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) for an equal principal amount of the Exchange Notes that are freely tradable, except in limited circumstances as described below.

•	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2026, unless extended (the “Expiration Date”). We do not currently intend to extend the Expiration Date.
•
To exchange your Outstanding Notes for Exchange Notes, you are required to make the representations described herein to us, including those set forth in the section entitled “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

•	You may withdraw tenders of your Outstanding Notes at any time prior to the Expiration Date of the Exchange Offer.
•	The exchange of the Outstanding Notes for Exchange Notes in the Exchange Offer will not constitute a taxable event for U.S. federal income tax purposes.
•
We will not receive any proceeds from the Exchange Offer. The Outstanding Notes surrendered and exchanged for the Exchange Notes will be retired and cancelled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The Exchange Notes
•
The Exchange Notes and any Outstanding Notes not tendered in the Exchange Offer will constitute a single series of Notes. The terms of the Exchange Notes to be issued in the Exchange Offer are identical in all material respects to the terms of the Outstanding Notes, except that the transfer restrictions, registration rights and additional payments upon a failure to fulfill certain obligations under the registration rights agreement do not apply to the Exchange Notes, and the Exchange Notes will have a different CUSIP number.

Resales of the Exchange Notes
•
The Exchange Notes may be resold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes on any securities exchange or market.

All untendered Outstanding Notes will continue to be subject to the transfer restrictions set forth in the Outstanding Notes and in the Indenture (as defined below in “Description of Exchange Notes”). In general, the Outstanding Notes may not be offered or sold, except in transactions that are registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not intend to register the Outstanding Notes under the Securities Act.
See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider before participating in the Exchange Offer.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the date of this prospectus (or such shorter period if a broker-dealer is no longer required to deliver the prospectus), we will make this prospectus available to any broker-dealer for use in connection with such resales. See “Plan of Distribution.”
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the Exchange Offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the Outstanding Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document containing such information incorporated by reference.
None of the Issuer, the Trustee (as defined below), the Exchange Agent (as defined below) or any of their respective affiliates makes any recommendation as to whether or not you should tender Outstanding Notes pursuant to the Exchange Offer, and no one has been authorized by any of them to make such recommendations. You should make your own decisions as to whether to tender Outstanding Notes, and, if so, the principal amount of Outstanding Notes to tender.
This registration statement incorporates important business and financial information about DICK’S that is not included or delivered with this document. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also access the SEC filings and obtain other information about DICK’S through the investor relations section of our website, which is located at https://investors.dicks.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus, except for the SEC filings set forth below under “Incorporation of Certain Documents by Reference.” To ensure timely delivery, you must make your request to us no later than      , 2026, which is five business days prior to the Expiration Date of the Exchange Offer.
As used in this prospectus, unless otherwise indicated or required by the context, the terms “DICK’S,” “we,” “our,” “us” and the “Company” refer to DICK’S Sporting Goods, Inc. and its consolidated subsidiaries, and the term “Issuer” refers only to DICK’S Sporting Goods, Inc. and not to any of its subsidiaries.
i

WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov and through the investor relations section of our website at https://investors.dicks.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website.
This prospectus is part of a registration statement on Form S-4 (File No. 333-296543) that we filed with the SEC with respect to the Exchange Offer and does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus or any related free writing prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference therein, reference is made to the exhibits for a more complete description of the matter involved.
ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This prospectus incorporates by reference the following documents DICK’S has filed with the SEC:
(1)	Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed on March 27, 2026;
(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2026, filed on June 4, 2026;
(3)	Current Reports on Form 8-K filed on September 8, 2025 (as amended by Form 8-K/A on September 18, 2025), March 12, 2026 (item 8.01 only), May 27, 2026 (Item 8.01 only) and June 12, 2026; and
(4)
Definitive Proxy Statement on Schedule 14A, filed on May 1, 2026 (solely to the extent specifically incorporated by reference into DICK’S’ Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed on March 27, 2026).

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus until the completion of the Exchange Offer shall be deemed incorporated by reference in this prospectus and to be part hereof from the date of the filing of such documents except as to any portion of any document, portions of documents, exhibit or other information that is deemed to be furnished and not filed under such provisions.
If requested, we will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of the reports and documents that have been incorporated by reference into this prospectus. Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may make a request through the investor relations section of our website at https://investors.dicks.com or by writing or telephoning us at the following address or phone number:
DICK’S Sporting Goods, Inc.
Attention: Investor Relations
345 Court Street
Coraopolis, Pennsylvania 15108
Telephone: (724) 273-3400
IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN     , 2026, WHICH IS FIVE (5) BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.
iii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus and may not contain all of the information that may be important to you. You should carefully read this together with the entire prospectus, and the documents incorporated by reference, including the “Risk Factors” section, the historical financial statements and the notes to those financial statements.
DICK’S Sporting Goods, Inc.
DICK’S Sporting Goods, Inc., a Delaware corporation, is a leading global sports retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. Our banners include DICK’S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! stores in addition to the experiential retail concepts DICK’S House of Sport and Golf Galaxy Performance Center which are all located across the United States. Additionally, as owner and operator of Foot Locker, which includes Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos banners, we serve the global sneaker community across North America, Europe, Asia and Australia, plus a licensed store presence in Europe, the Middle East and Asia. We also own and operate GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
We were founded in 1948 in New York under the name Dick’s Clothing and Sporting Goods, Inc. when Richard “Dick” Stack, the father of Edward W. Stack, our Executive Chairman, opened his original bait and tackle store in Binghamton, New York. Edward W. Stack joined his father’s business full-time in 1977 and in 1984 became President and Chief Executive Officer of the then two-store chain. In April 1999 we changed our name to DICK’S Sporting Goods, Inc.
Our executive office is located at 345 Court Street, Coraopolis, Pennsylvania 15108 and our phone number is (724) 273-3400. Our common stock trades on the New York Stock Exchange under the symbol “DKS”. Our website is located at www.dicks.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website. We include on the investor relations portion of our website, free of charge, copies of our Annual and Quarterly Reports on Forms 10-K and 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after their submission. See “Where You Can Find More Information.”

The Exchange Offer
The summary below describes the principal terms of the Exchange Offer. You should read carefully this entire prospectus and all the information included or incorporated by reference herein, especially the risks discussed in the section entitled “Risk Factors” beginning on page 9 of this prospectus and in our periodic reports filed with the SEC. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the Exchange Offer.
General
In connection with the private exchange offer completed on September 11, 2025, we entered into a registration rights agreement with the dealer manager with respect to the Outstanding Notes (as defined below) in which we agreed, among other things, to use our commercially reasonable efforts to cause the Exchange Offer described in this prospectus to be consummated upon the terms and subject to the conditions set forth in such registration rights agreement. You are entitled to exchange in the Exchange Offer your Outstanding Notes for Exchange Notes (as defined below), which constitute a single series of Notes, together with any Outstanding Notes not tendered, and which are identical in all material respects to the Outstanding Notes except:
•	the offer and sale of the Exchange Notes will have been registered under the Securities Act;
•	the Exchange Notes are not entitled to any registration rights that are applicable to the Outstanding Notes under the registration rights agreement; and
•	the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable.
The Exchange Offer
We are offering to exchange up to $381,932,000 4.000% Senior Notes due 2029 (the “Exchange Notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding $381,932,000 4.000% Senior Notes due 2029 (the “Outstanding Notes” and, together with the Exchange Notes, the “Notes”) that we issued on September 11, 2025.
Outstanding Notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Subject to the satisfaction or waiver of specified conditions, we will exchange the Exchange Notes for all Outstanding Notes that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. The exchange will be effected promptly after the expiration of the Exchange Offer.
Transfers
Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without the requirement to comply with the registration and prospectus-delivery provisions of the Securities Act, provided that:
•	you are acquiring the Exchange Notes in the ordinary course of your business; and
•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.
If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”
Expiration Date
The Exchange Offer expires at 5:00 p.m., New York City time, on    , 2026, unless extended by us. We do not currently intend to extend the Expiration Date.
Withdrawal
You may withdraw any tender of your Outstanding Notes at any time prior to the expiration of the Exchange Offer. We will return to you any of your Outstanding Notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the Exchange Offer.
Interest on the Exchange Notes and the Outstanding Notes
The Exchange Notes bear interest at the rate of 4.000% per annum, from April 1, 2026.
If your Outstanding Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Outstanding Notes. Any Outstanding Notes not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.
Conditions to the Exchange Offer
The Exchange Offer is not conditioned upon any minimum aggregate principal amount of the Outstanding Notes being tendered or accepted for exchange. Our obligation to accept Outstanding Notes tendered in the Exchange Offer is subject to the satisfaction or waiver of certain customary conditions. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”
Procedures for Tendering Outstanding Notes
Holders of Outstanding Notes who wish to participate in the Exchange Offer must comply with the procedures under The Depository Trust Company (“DTC”)’s Automated Tender Offer Program (“ATOP”) prior to the Expiration Date. By participating in the Exchange Offer, a holder of Outstanding Notes will be deemed to have represented to us that, among other things:
•	it does not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;
•	it is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;
•	it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;
•	it is acquiring the Exchange Notes in the ordinary course of its business; and
•
if it is a broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owners
If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Outstanding Notes in the Exchange Offer, you should contact the registered holder promptly and instruct the registered holder to tender those Outstanding Notes on your behalf. If you wish to tender on your own behalf, you must, prior to delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.
No Letter of Transmittal
There is no letter of transmittal for Outstanding Notes tendered in connection with the Exchange Offer. The valid electronic submission of acceptance through ATOP shall constitute delivery of the Outstanding Notes in connection with the Exchange Offer.
No Guaranteed Delivery Procedures
There are no guaranteed delivery procedures for the Exchange Offer. Holders must tender their Outstanding Notes in accordance with DTC’s ATOP procedures prior to the Expiration Date.
Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered Outstanding Notes pursuant to the terms of, the Exchange Offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the Outstanding Notes under the circumstances described in the registration rights agreement. If you do not tender your Outstanding Notes in the Exchange Offer, you will continue to be entitled to all the rights and limitations applicable to the Outstanding Notes as set forth in the Outstanding Notes and the Indenture, except we will not have any further obligation to you to provide for the exchange and registration of the Outstanding Notes under the registration rights agreement.
Consequences of Failure to Exchange
All untendered Outstanding Notes will continue to be subject to the transfer restrictions set forth in the Outstanding Notes and in the Indenture. In general, the Outstanding Notes may not be offered or sold, except in a transaction that is registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not anticipate that we will register the offer and sale of the Outstanding Notes under the Securities Act. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Outstanding Notes could be adversely affected.
U.S. Federal Income Tax Consequences of the Exchange Offer
The exchange of Outstanding Notes for Exchange Notes in the Exchange Offer will not constitute a taxable event for United States federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”
Use of Proceeds
We will not receive any cash proceeds from the issuance of Exchange Notes in the Exchange Offer. See “Use of Proceeds.”
Exchange Agent
U.S. Bank Trust Company, National Association, is the Exchange Agent for the Exchange Offer. The address and telephone number of the Exchange Agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes
The following summary contains basic information about the Exchange Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Exchange Notes, please refer to “Description of Exchange Notes.”
Issuer
DICK’S Sporting Goods, Inc., a Delaware corporation.
Securities Offered
Up to $381,932,000 aggregate principal amount of 4.000% Senior Notes due 2029. The Exchange Notes will be issued pursuant to the Indenture and will, together with any Outstanding Notes not tendered in the Exchange Offer, constitute a single series of Notes thereunder.
Interest Rates; Interest Payment Dates; Maturity Dates
The Exchange Notes will have the same interest rate (4.000%), interest payment dates (April 1 and October 1) and maturity date (October 1, 2029) as the Outstanding Notes for which they are being offered in exchange.
The first interest payment on any Exchange Notes will include the accrued and unpaid interest on the Outstanding Notes tendered in exchange therefor so that a tendering holder will receive the same interest payment it would have received had its Outstanding Notes not been tendered in the Exchange Offer; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of Outstanding Notes equal to the aggregate principal amount of Exchange Notes a Holder receives. For the avoidance of doubt, to the extent an interest payment date with respect to the Outstanding Notes occurs prior to the date on which the Exchange Notes are issued, holders who validly tendered and did not validly withdraw Outstanding Notes in the Exchange Offer will receive accrued and unpaid interest on such interest payment date as required by the terms of the Indenture.
Optional Redemption
Prior to the Par Call Date (as defined below), the Company may redeem the Exchange Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date:
1.
the sum of the present values of the Remaining Scheduled Payments (as defined below in “Description of Exchange Notes—Certain Definitions”), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below in “Description of Exchange Notes—Optional Redemption”) plus 25 basis points; and

2.	100% of the principal amount of the notes to be redeemed.
On or after the Par Call Date, DICK’S may redeem the Exchange Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
“Par Call Date” means July 1, 2029 (the date that is three (3) months before the maturity date of the notes). See “Description of Exchange Notes—Optional Redemption.”
Certain Covenants
The Indenture contains certain covenants that, among other things, restrict the ability of DICK’S and certain of its subsidiaries to incur certain indebtedness secured by liens on certain assets and the ability of DICK’S to consolidate or merge with or into another person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to another person. These covenants are subject to a number of important exceptions and qualifications. For further information, see “Description of Exchange Notes” and “Risk Factors.”
Change of Control
If a Change of Control Triggering Event (as defined below in “Description of Exchange Notes—Certain Definitions”) occurs with respect to the Exchange Notes (subject to certain important exceptions), the Company will be required to make an offer to each holder of the applicable notes to repurchase all or any part in an integral multiple of $1,000 of their notes (provided that no note will be purchased in part if the remaining principal amount of such note would be less than $2,000), at a purchase price in cash equal to 101% of the aggregate principal amount of the Exchange Notes subject to such offer plus any accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase.
No Limitation on Incurrence of New Debt
Except as described under “Description of Exchange Notes,” the Indenture does not limit the amount of indebtedness the Company or its subsidiaries may issue or incur under the Indenture or otherwise.
Use of Proceeds
DICK’S will not receive any cash proceeds from the issuance of the Exchange Notes in connection with the Exchange Offer.
Ranking
The Exchange Notes will be DICK’S’ unsecured and unsubordinated debt and will:
•	rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Exchange Notes;
•	rank equally in right of payment to all of our

existing and future unsecured and unsubordinated debt and other obligations, including the revolving credit facility under our credit agreement (the “Revolving Credit Facility”), DICK’S’ 3.150% Senior Notes due 2032 (the “2032 Notes”) and 4.100% Senior Notes due 2052 (the “2052 Notes” and together with the 2032 Notes, the “Existing Notes”);
•	be effectively subordinated to all of our existing and future secured debt, to the extent of the value of the assets securing such debt; and
•	be structurally subordinated to all existing and future debt and other obligations of our subsidiaries, including the 4.000% Senior Notes due 2029 issued by Foot Locker, Inc.
As of May 2, 2026, the Company had approximately $12.2 billion of unsecured, unsubordinated indebtedness outstanding (including approximately $5.9 billion of operating leases) and no secured indebtedness outstanding.
Form and Denomination
The Exchange Notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility
The Exchange Notes will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Book-Entry Issuance.”
No Trading Market
The Exchange Notes constitute a new issue of securities, for which there is no existing trading market. In addition, DICK’S does not intend to apply to list any of the Exchange Notes on any securities exchange or for quotation on any automated quotation system. DICK’S cannot provide you with any assurance regarding whether trading markets for the Exchange Notes will develop, the ability of holders of the Exchange Notes to sell their notes or the prices at which holders may be able to sell their notes. If no active trading markets develop, you may be unable to resell the Exchange Notes at their fair market value or at all.
Governing Law
State of New York.
Trustee
U.S. Bank Trust Company, National Association.
Risk Factors
For certain risks related to the Exchange Notes and the Exchange Offer, please read the section entitled “Risk Factors”.

RISK FACTORS
Before deciding to tender your Outstanding Notes in the Exchange Offer, you should consider the risks described below and the other information included or incorporated by reference in this prospectus, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and our Quarterly Report on Form 10-Q for the quarter ended May 2, 2026, as well as the other reports we file from time to time with the SEC that are incorporated by reference herein. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In any such case, the market price of our Exchange Notes could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” in this prospectus. In addition to the risk factors incorporated by reference herein, you should consider the additional risk factors below.
Risks Relating to Non-Participation in the Exchange Offer
The Outstanding Notes are subject to transfer restrictions.
The Exchange Notes will be registered pursuant to a registration statement filed with the SEC of which this prospectus forms a part. On the other hand, we have not registered the Outstanding Notes under the Securities Act. Consequently, the Outstanding Notes may not be offered or sold in the United States unless they are registered or transferred pursuant to an exemption from registration under the Securities Act. As a result, holders of the Outstanding Notes who do not participate in the Exchange Offer will face additional restrictions on the resale of their Outstanding Notes as compared to the Exchange Notes, and such holders may not be able to sell their Outstanding Notes at the time they wish or at prices acceptable to them. In addition, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act and, if you are eligible to exchange your Outstanding Notes in the Exchange Offer and do not exchange your Outstanding Notes in the Exchange Offer, you will no longer be entitled to have those Outstanding Notes registered under the Securities Act pursuant to the registration rights agreement, subject to limited exceptions.
The liquidity of any trading markets that currently exist for the Outstanding Notes may be adversely affected by the Exchange Offer, and holders who fail to participate in the Exchange Offer may find it more difficult to sell their Outstanding Notes after the Exchange Offer is completed.
To the extent tenders of Outstanding Notes for exchange in the Exchange Offer are accepted by us and the Exchange Offer is completed, the trading markets for the Outstanding Notes that remain outstanding following the completion of the Exchange Offer may be significantly more limited. The remaining Outstanding Notes may command lower prices than comparable issues of securities with greater market liquidity and, if they currently qualify for inclusion in certain indices, may no longer qualify for inclusion. Reduced market values and reduced liquidity may also make the trading prices of the remaining Outstanding Notes more volatile. As a result, the market prices for the Outstanding Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected as a result of the Exchange Offer.
Risks Relating to Participation in the Exchange Offer
The Exchange Offer may be cancelled or delayed.
The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Outstanding Notes tendered for exchange.
Your tender of Outstanding Notes may not be accepted if you do not follow the applicable procedures for the Exchange Offer.
We will exchange the Exchange Notes for Outstanding Notes only if Outstanding Notes are in fact validly tendered and properly completed documentation for the Exchange Offer is delivered along with such tender, and if such Outstanding Notes are furthermore accepted for exchange pursuant to the Exchange Offer. Holders of

Outstanding Notes are responsible for complying with all of the applicable procedures for tendering Outstanding Notes for exchange. If the instructions are not strictly complied with, the agent’s message may be rejected. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” for a description of the procedures to be followed to tender Outstanding Notes.
You should allow sufficient time to ensure delivery of the necessary documents. None of DICK’S, the Exchange Agent or any other person is under any duty to notify you of defects or irregularities with respect to the tenders of Outstanding Notes for exchange.
If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.
If you exchange your Outstanding Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Outstanding Notes for its own account as part of market-making activities or trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Outstanding Notes in the Exchange Offer. Our obligation to keep the registration statement, of which this prospectus forms a part, effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.
Risks Relating to the Exchange Notes
The negative covenants in the indenture that governs the Exchange Notes may have a limited effect.
The indenture under which the Exchange Notes will be issued does not limit the amount of indebtedness that DICK’S and its subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for Exchange to satisfy its obligations with respect to the Exchange Notes, a loss in the market value of your Exchange Notes and a risk that the credit rating of the Exchange Notes is lowered or withdrawn.
Furthermore, the indenture under which the Exchange Notes will be issued does not, among other things:
•	limit our ability to engage in sale/leaseback transactions;
•	require us to maintain any specified financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity;
•	restrict our ability to repurchase or prepay any of our other indebtedness; or
•	restrict our ability to make investments or to repurchase or pay dividends to or make other payments in respect of our common stock or other securities ranking junior to the Exchange Notes.
In addition, the limitation on liens covenant with respect to stock of subsidiaries contains exceptions that will allow DICK’S to grant liens under certain circumstances without equally and ratably securing the Exchange Notes.
The terms of the indenture and the Exchange Notes will provide only limited protection against significant corporate events that could adversely impact your investment in the Exchange Notes. While the indenture and the Exchange Notes will contain terms intended to provide protection to the holders of the Exchange Notes upon the occurrence of certain events involving significant corporate transactions, such terms will be limited and may not be sufficient to protect your investment in the Exchange Notes. A variety of transactions (such as certain mergers, acquisitions of us by a public company, acquisitions of other companies by us or recapitalizations) that could affect the value of your Exchange Notes may not trigger a “Change of Control Triggering Event” (as defined in “Description of Exchange Notes—Change of Control”). If we were to enter into a significant corporate transaction that would negatively affect the value of the Exchange Notes but would not constitute a Change of Control Triggering Event, DICK’S would not be required to offer to repurchase your Exchange Notes prior to their maturity.
The Exchange Notes will be unsecured, unsubordinated obligations of DICK’S.
The Exchange Notes will be DICK’S unsecured, unsubordinated obligations and will (i) rank senior in right of payment to all of DICK’S existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Exchange Notes, (ii) rank equally in right of payment with all of DICK’S existing and future unsecured and unsubordinated debt and other obligations, including the Revolving Credit Facility and the Existing Notes, (iii) be effectively subordinated to all of DICK’S existing and future secured debt to the extent of the value of the assets securing such debt and (iv) be structurally subordinated to all of the existing and future debt and other obligations of DICK’S subsidiaries (including the 4.000% Senior Notes due 2029 issued by Foot Locker, Inc.).
The Indenture (as defined herein) restricts the ability of DICK’S and certain of its subsidiaries to incur debt secured by voting stock of certain subsidiaries; however, this covenant is subject to a number of important exceptions and qualifications. If DICK’S incurs any secured debt or other secured obligations, the assets securing such debt and obligations will be subject to prior claims by secured creditors. In the event of DICK’S bankruptcy, liquidation, reorganization or other winding up, any assets of DICK’S that secure debt will be available to pay obligations on the Exchange Notes only after all debt secured by those assets has been repaid in full. Holders of the Exchange Notes will participate in the remaining assets of the Company ratably with all of DICK’S unsecured, unsubordinated creditors, including trade creditors.
As of May 2, 2026, the Company had approximately $12.2 billion of unsecured, unsubordinated indebtedness outstanding (including approximately $5.9 billion of operating leases) and no secured indebtedness outstanding.
In addition, if DICK’S incurs any additional debt that ranks equally in right of payment with the Exchange Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of DICK’S. This may have the effect of reducing the amount of proceeds paid to you.
In addition to the Exchange Notes being offered hereby, DICK’S has significant outstanding unused borrowing capacity under the Revolving Credit Facility and may incur additional debt in the future. The terms of the Revolving Credit Facility and the Indenture do, and the terms of any future indebtedness may, restrict certain activities of DICK’S and its subsidiaries.
The Revolving Credit Facility and the Indenture imposes restrictions on DICK’S and certain subsidiaries, including certain restrictions customary for financings of such types that, among other things, limit the ability of DICK’S and its subsidiaries to incur liens, the ability of DICK’S to make certain fundamental changes and, in the case of the Revolving Credit Facility, limit the ability of certain of the DICK’S’ subsidiaries to incur indebtedness. In addition, the Revolving Credit Facility requires DICK’S to comply with a maximum consolidated total leverage ratio. The ability of DICK’S to comply with such restrictions and covenants may be affected by events beyond DICK’S control. If DICK’S breaches any of these restrictions or covenants and does not obtain a waiver from the lenders or holders, as applicable, then, subject to the applicable cure periods and conditions, any outstanding indebtedness under the Revolving Credit Facility or the Indenture, as applicable, could be declared immediately due and payable. DICK’S may incur significantly more indebtedness in the future by drawing under the Revolving Credit Facility or otherwise.
The Exchange Notes are the unsecured obligations of DICK’S and not the obligations of its subsidiaries and will be structurally subordinated to the obligations of DICK’S subsidiaries.
The Exchange Notes are neither obligations of, nor guaranteed by, DICK’S subsidiaries, and therefore the Exchange Notes will be structurally subordinated to all of the existing and future debt and other obligations of DICK’S subsidiaries. The Indenture does not restrict our subsidiaries’ ability to incur indebtedness or other obligations. The DICK’S subsidiaries are under no obligation to provide DICK’S with funds for its payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation, or similar proceeding of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us. As of May 2, 2026, DICK’S subsidiaries had approximately $3.8 billion of outstanding liabilities, including trade payables and deferred revenue, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP.
The liens covenant in the Indenture includes many important exceptions.
Exceptions to the limitation on liens covenant in the Indenture allow DICK’S and its subsidiaries to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings on all of their assets other than the voting stock of certain subsidiaries.

DICK’S has substantial debt obligations that could restrict our operations and prevent DICK’S from fulfilling its obligations under the Exchange Notes.
As of May 2, 2026, the Company had approximately $12.2 billion of unsecured, unsubordinated indebtedness outstanding (including approximately $5.9 billion of operating leases) and no secured indebtedness outstanding.
We may also incur additional indebtedness in the future. Our substantial indebtedness could have adverse consequences, including:
•	making it more difficult for us to satisfy our financial obligations, including DICK’S obligations with respect to the Exchange Notes;
•	increasing our vulnerability to adverse economic, regulatory and industry conditions, and placing us at a disadvantage compared to our competitors that are less leveraged;
•	limiting our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
•	limiting our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate or other purposes; and
•	exposing us to greater interest rate risk to the extent that the interest rate on the applicable borrowings is variable.
Our debt service obligations will require us to use a portion of our operating cash flow to pay interest and principal on indebtedness instead of for other corporate purposes, including funding the future expansion of our business and ongoing capital expenditures, which could impede our growth. If our operating cash flow and capital resources are insufficient to service our debt obligations, including the Exchange Notes, we may be forced to sell assets, seek additional equity or debt financing or restructure our debt, which could harm our long-term business prospects. Our failure to comply with the terms of any existing or future indebtedness could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the Exchange Notes.
Our ability to make payments on, and to refinance, our indebtedness, including the Exchange Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control.
Our business may not generate sufficient cash flow from operations, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the Exchange Notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•	our financial condition at the time;
•	restriction in the agreements governing our indebtedness, including the Indenture; and
•	the condition of the financial markets and the industry in which we operate.
As a result, we may not be able to refinance any of our indebtedness, including the Exchange Notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the Exchange Notes.
DICK’S may not have sufficient funds to purchase the Exchange Notes upon a Change of Control Triggering Event.
Holders of the Exchange Notes may require us to purchase their Exchange Notes upon a Change of Control Triggering Event as described under “Description of Exchange Notes—Change of Control.” We cannot assure you that DICK’S will have sufficient financial resources, or will be able to arrange sufficient financing on satisfactory terms or at all, to pay the purchase price of the Exchange Notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, our other then-existing debt. Further, DICK’S ability to purchase the Exchange Notes may be limited by law. DICK’S failure to purchase the Exchange Notes as required under the indenture would result in an event of default under the indenture, which could have material adverse consequences for us and the holders of the Exchange Notes. In order to avoid the obligations to purchase the Exchange Notes, the Existing Notes and events of default and potential breaches of the Revolving Credit Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us. See “Description of Exchange Notes—Change of Control.”
In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture, constitute a “change of control” that could require us to purchase the Exchange Notes upon a Change of Control Triggering Event, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Exchange Notes.
The market prices of the Exchange Notes may be volatile.
The market prices of the Exchange Notes will depend on many factors that may vary over time, some of which are beyond our control, including:
•	our financial performance;
•	the amount of indebtedness we have outstanding;
•	market interest rates;
•	the market for similar securities;
•	competition;
•	the size and liquidity of the markets for the Exchange Notes; and
•	general economic conditions.
In particular, all else equal, rising prevailing interest rates should be expected to result in a decrease in the market price of the Exchange Notes.
As a result of these factors, you may only be able to sell your Exchange Notes at prices below those you believe to be appropriate, including prices below the price you paid for them.
The Company’s credit ratings may not reflect all risks of your investment in the Exchange Notes.
The credit ratings assigned to the Exchange Notes are limited in scope and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the rating agency. There can be no assurance that credit ratings will remain in effect or that a rating will not be lowered, suspended or withdrawn by the rating agency if, in the rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in DICK’S credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Exchange Notes and increase our corporate borrowing costs.
Any decline in the Company’s corporate credit ratings or the rating of the Exchange Notes could adversely affect the value of the Exchange Notes.
Any decline in the ratings of DICK’S corporate credit or the Exchange Notes or any indications from the rating agencies that their ratings on our corporate credit or the Exchange Notes are under surveillance or review with possible negative implications could adversely affect the value of the Exchange Notes. Any future ratings downgrade or an indication from the rating agencies that DICK’S ratings are under surveillance or review could adversely affect our ability to access capital and the value of the Exchange Notes.
There may be no active trading market for the Exchange Notes, and, if one develops, it may not be liquid.
The Exchange Notes will constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or for inclusion of the Exchange Notes on any automated dealer quotation system. Trading markets for the Exchange Notes may not develop, or if markets for the Exchange Notes were to develop, the Exchange Notes may trade at a discount from their original offering prices, depending upon many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. There can be no assurance as to the development or liquidity of any market for the Exchange Notes, the ability of the holders to sell their Exchange Notes or the prices at which the holders would be able to sell their Exchange Notes.
Redemption may adversely affect your return on the Exchange Notes.
DICK’S will have the right to redeem the Exchange Notes on the terms set forth in the Indenture. DICK’S may redeem such Exchange Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Exchange Notes being redeemed.

FORWARD-LOOKING STATEMENTS
This prospectus, any free writing prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act) concerning DICK’S. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements provide current expectations of future events based on certain expectations and beliefs of DICK’S’ management, current information available to DICK’S’ management, and current market trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements.
Particular uncertainties that could materially affect future results include risks associated with: macroeconomic conditions, including inflation and/or prolonged inflationary pressures, elevated interest rates and recessionary pressures, adverse changes in consumer disposable income, consumer confidence and perception of global economic conditions, including as a result of new and shifting economic policies, geopolitical conflicts (including the conflicts in Ukraine and the Middle East) and the threat or outbreak of further conflicts, war, terrorism or public unrest; wage and unemployment levels; consumer debt and the cost of basic necessities and other goods; pandemics, epidemics, contagious disease outbreaks and other public health concerns and the effectiveness of measures to mitigate such impact; intense competition in the sporting goods industry and in retail, including competition for talent and the level of competitive promotional activity and technological innovation; fluctuations in product costs and availability due to tariffs, currency exchange rate fluctuations, inflationary pressures, fuel price uncertainty, supply chain constraints, increases in commodity prices, labor shortages and other factors; numerous global economic, political, regulatory, and supply chain risks that could materially and adversely affect our sales, profitability, results of operations, and financial condition, due to our reliance on products manufactured outside the United States; the dependence of our business on consumer discretionary spending, the impact of a decrease in discretionary spending due to inflation or otherwise on our business, and our ability to predict or effectively react to changes in consumer demand or shopping patterns; our vertical brand offerings and speciality concept stores; innovation and prediction of consumer trends and demand, product safety and labeling, product liability and product recalls, third party liability and proprietary rights; athlete experiences and associated costs, innovation, liability and competition associated with our vertical brands and speciality stores; our ability to protect the reputation of our Company and our brands, which may include managing negative reactions from our customers, employees, stockholders or vendors regarding changes to our policies or positions related to social and political issues; that our strategic plans and initiatives, including our investments in omni-channel growth, DICK’S Media Network or other business transformation initiatives, may initially result in a negative impact on our financial results, or that such plans and initiatives may not achieve the desired results within the anticipated timeframe or at all; our ability to grow our stores and execute our overall real estate strategy and optimization of our store portfolio, including the projected range of capital expenditures and associated costs; our global distribution and fulfillment network, and potential disruptions or failures to optimize this network, which could cause us to lose merchandise or be unable to effectively and efficiently deliver merchandise to our stores and customers; unauthorized access to or disclosure of sensitive or confidential athlete, teammate, , employee, vendor or company information; disruptions to our information systems, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements and the development, adoption and use of generative AI technologies; our ability to attract, train, engage and retain key employees, and to adequately respond to employee organizing efforts; the loss of one or more of our key executives or the inability to successfully attract and retain executive officers or implement effective succession planning strategies; weather-related risks and seasonal influences and the overall seasonality of certain categories of our business; the issuance of quarterly cash dividends and our stock repurchase activity, if any, pursuant to our share repurchase programs; our ability to effectively manage inventory levels and protect against inventory shrink, including as a result of damage, theft (including organized retail crime) and other causes; our ability to expand market share in international markets, including through licensed or franchise arrangements; our ability to meet market expectations; the fact that we are controlled by the holders of our Class B common stock, which includes our Executive Chairman and his relatives, whose interests may differ from those of our other stockholders; the potential issuance of Class B common stock and other anti-takeover mechanisms, which could prevent or delay a change in control of the Company; our dependence on our suppliers, distributors and manufacturers to provide us with sufficient quantities of quality products in a timely fashion; risks and costs relating to an extensive and evolving set of changing global laws, regulations, interpretations and other guidance affecting our business, including consumer products, tax, cash repatriation, foreign trade and tariff structures, labor, data protection, privacy, eCommerce, AI and machine learning, and environmental, social and governance issues; product safety and labeling concerns; compliance and litigation risks for which we may not have sufficient insurance or other coverage; our ability to secure and protect our intellectual property rights and defend claims of intellectual property infringement; the impact of changes in tax laws and regulations, or their interpretation and application; the effects of the performance of professional sports teams within our core regions of operations, as well as league-wide lockouts, strikes or cancellations, or retirement of or serious injury to key athletes or scandals involving such athletes; evolving environmental, social and governance standards, regulatory requirements, stakeholder expectations and related political and social dynamics; our ability to promptly and effectively integrate the businesses of DICK’S Sporting Goods and Foot Locker, the dilution caused by the issuance of shares of our common stock as part of the transaction in which Foot Locker was acquired, the risk that the anticipated benefits from such transaction, including cost synergies, may not be fully realized or may take longer to realize than expected, potential adverse reactions of DICK’S Sporting Goods’ or Foot Locker’s customers, employees, or other business partners and/or the risk of litigation, and the diversion of Company management’s attention and time from ongoing business operations and opportunities due to integration efforts;; obligations and other provisions related to our indebtedness; and material changes in the value or liquidity of the securities and other investments we hold.
All forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus and under similar headings in our other filings with the SEC that are incorporated by reference in this prospectus. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or incorporated by reference into this prospectus may not in fact occur. We undertake no intent or obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
DICK’S will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in our indebtedness.

THE EXCHANGE OFFER
General
We are offering to exchange a like principal amount of Exchange Notes for any or all Outstanding Notes on the terms and subject to the conditions set forth in this prospectus. We refer to the offer as the “Exchange Offer.” You may tender some or all of your Outstanding Notes pursuant to the Exchange Offer, in permitted denominations.
As of the date of this prospectus, $381,932,000 4.000% Senior Notes due 2029 are outstanding. This prospectus is first being sent to all registered holders of Outstanding Notes known to us on or about     , 2026. Our obligation to accept Outstanding Notes for exchange pursuant to the Exchange Offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.
Purpose and Effect of the Exchange Offer
In connection with the private exchange offer with respect to the Outstanding Notes, we entered into a registration rights agreement with the dealer manager in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the Outstanding Notes for Exchange Notes. Pursuant to the registration rights agreement, we agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective and to cause the Exchange Offer to be consummated upon the terms and subject to the conditions set forth in the registration rights agreement. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes, except that the offer and sale of the Exchange Notes will be registered under the Securities Act, and the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. The Exchange Notes will be issued under and entitled to the benefits of the Indenture that authorized the issuance of the Outstanding Notes and will, together with any Outstanding Notes not tendered in the Exchange Offer, constitute a single series of Notes thereunder. For a description of the Indenture, see “Description of Exchange Notes.”
We are making the Exchange Offer in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Outstanding Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.
Any holder of the Outstanding Notes using the Exchange Offer to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Outstanding Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Outstanding Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.” You may not participate in the Exchange Offer if you are a broker-dealer tendering Outstanding Notes that you acquired directly from us for your own account.
Registration Rights
The following description of the registration rights agreement is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreement. For further information, please refer to the registration rights agreement listed in the exhibit index in the registration statement of which this prospectus forms a part.
Pursuant to the registration rights agreement and under the circumstances set forth below, we agreed to use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Outstanding Notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective until the earliest to occur of the following: (1) one year from the effective date of such shelf registration statement, or (2) the date on which all of the Outstanding Notes have been exchanged, disposed of or distributed pursuant to the shelf registration statement, or cease to be outstanding, or when the Exchange Offer is consummated (except in the case of Outstanding Notes that are held by a holder that was ineligible to participate in the Exchange Offer or participated in the Exchange Offer and did not receive fully tradable Exchange Notes pursuant to the Exchange Offer). These circumstances include:
•
the Company determines that the Exchange Offer is not available or may not be completed as soon as reasonably practicable after the last date of acceptance for exchange pursuant to the registration rights agreement because it would violate any applicable law or applicable interpretations of the staff of the SEC;

•
a holder participating in the Exchange Offer does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and U.S. federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and notifies the Company within 30 days after such holder first becomes aware of such restrictions;

•	the Exchange Offer, for any other reason, is not completed by September 12, 2026; or
•
the Company receives a written request from any holder of the Outstanding Notes within 20 business days after the consummation of the Exchange Offer representing that they hold Outstanding Notes that are or were ineligible to be exchanged in the Exchange Offer.

The registration rights agreement provides that, upon the effectiveness of the registration statement, we will promptly commence the Exchange Offer and use commercially reasonable efforts to (i) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is transmitted to the holders of the Outstanding Notes and (ii) consummate the exchange offer on or prior to the 366th day following September 11, 2025.
If we fail to comply with specified obligations under the registration rights agreement, we will be required to pay additional interest to holders of the Outstanding Notes. Such additional interest will generally be required to be paid if:
•	we fail to consummate the Exchange Offer by September 12, 2026 if we have received a “no review” decision regarding this registration statement on Form S-4 from the SEC;
•
we fail to use commercially reasonable efforts to complete the Exchange Offer by September 12, 2026 if we have received a comment letter from the SEC regarding this registration statement on Form S-4; or

•	the shelf registration statement, if required pursuant to the registration rights agreement, is not effective by September 12, 2026.
Each tendering holder of Outstanding Notes will represent, among other things, that:
•	any Exchange Notes to be received by it will be acquired in the ordinary course of its business;
•
at the time of the commencement of the Exchange Offer it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

•
it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an “affiliate,” it will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the Exchange Notes;

•
if it is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market making or other trading activities, then it will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the Exchange Notes; and

•	it is not prohibited by any law or policy from participating in the Exchange Offer. See “Plan of Distribution.”

Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange in the Exchange Offer any Outstanding Notes that are validly tendered and not validly withdrawn prior to the Expiration Date. We will issue $2,000 in principal amount or an integral multiple of $1,000 in excess thereof of Exchange Notes in exchange for a corresponding principal amount of Outstanding Notes surrendered in the Exchange Offer. In exchange for each outstanding note surrendered in the Exchange Offer, we will issue Exchange Notes with a like principal amount.
The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.
As of the date of this prospectus, there is outstanding a total of $381,932,000 aggregate principal amount of the Outstanding Notes. This prospectus is being provided to DTC as the registered holder of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the Exchange Offer.
We intend to conduct the Exchange Offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act, and the rules and regulations of the SEC.
We will keep the Exchange Offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the Outstanding Notes. We are sending this prospectus on or about the date of this prospectus to all of the registered holders of Outstanding Notes at their addresses listed in the trustee's security register with respect to the Outstanding Notes.
Outstanding Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and be entitled to the rights and benefits that such holders have under the Indenture relating to such holders’ Outstanding Notes and the registration rights agreement, except we will not have any further obligations to provide for the registration of the Outstanding Notes under the registration rights agreement.
We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the Exchange Offer and to refuse to accept Outstanding Notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”
If you tender your Outstanding Notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. It is important that you read the information under the caption “—Fees and Expenses” below for more details regarding fees and expenses incurred in the Exchange Offer.
Expiration Date, Extensions, Amendments
As used in this prospectus, the term “Expiration Date” means 5:00 p.m., New York City time, on      , 2026. However, if we, in our sole discretion, extend the period of time for which the Exchange Offer is open, the term “Expiration Date” will mean the latest time and date to which we shall have extended the expiration of such Exchange Offer.
To extend the period of time during which an Exchange Offer is open, we will notify the Exchange Agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Outstanding Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The notification will set forth, among other things, the approximate number of Outstanding Notes tendered to date.
We reserve the right, in our sole discretion:
•	to delay accepting for exchange any Outstanding Notes (only in the case that we amend or extend the Exchange Offer);

•
to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the Exchange Agent; and

•
subject to the terms of the registration rights agreement, to amend the terms of the Exchange Offer in any manner. In the event of a material change in the Exchange Offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the Outstanding Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable Outstanding Notes of that amendment.
Conditions to the Exchange Offer
Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes, and we may terminate or amend the Exchange Offer as provided in this prospectus prior to the Expiration Date if in our reasonable judgment:
•	the Exchange Offer, or the making of any exchange by a holder, violates any applicable law or interpretation of the SEC; or
•
any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the Exchange Offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer.

In addition, we will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:
•	the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” and
•
any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the offer and sale of the Exchange Notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the Exchange Offer is open. Consequently, we may delay acceptance of any Outstanding Notes by providing written notice of such extension to their holders, which such notice may be delivered electronically through DTC. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the Exchange Offer.
We expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any Outstanding Notes not previously accepted for exchange upon the occurrence of any of the conditions of the Exchange Offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the Exchange Agent, which notice may be electronic, and to holders of the Outstanding Notes as promptly as practicable, which such notice to holders may be delivered electronically through DTC. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the Expiration Date.
In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of the Outstanding Notes being tendered or accepted for exchange. Our obligation to accept Outstanding Notes tendered in the Exchange Offer is subject to the satisfaction or waiver of certain customary conditions. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.
Procedures for Tendering Outstanding Notes
What to Submit and How
If you, as the registered holder of Outstanding Notes, wish to tender your Outstanding Notes for exchange in the Exchange Offer, you must contact a DTC participant to complete the book-entry transfer procedures described below prior to the Expiration Date and you must comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below. In addition, a timely confirmation of a book-entry transfer of Outstanding Notes, if such procedure is available, into the Exchange Agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date.
Representations, Warranties, Acknowledgements and Undertakings
By tendering Outstanding Notes through the submission of an electronic acceptance instruction in accordance with the requirements of DTC’s ATOP, a tendering holder of Outstanding Notes represents and warrants to us that:
•
neither the holder nor any beneficial owner for which the holder is tendering Outstanding Notes is (and, at the time the Exchange Offer is consummated, neither will be) engaged in, or intends to engage in, and has no arrangement or understanding with any person or entity to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

•
neither the holder nor any beneficial owner for which the holder is tendering Outstanding Notes is an “affiliate,” as such term is defined in Rule 405 promulgated under the Securities Act, of ours. Upon our request, the holder or such beneficial owner will deliver to us a legal opinion confirming it is not such an affiliate;

•
neither the holder nor any beneficial owner for which the holder is tendering Outstanding Notes is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

•	the holder and any beneficial owner for which the holder is tendering Outstanding Notes is acquiring the Exchange Notes in the ordinary course of business of the holder (or such beneficial owner);
•
the holder and each beneficial owner for which the holder is tendering Outstanding Notes acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the interpretive position of the staff of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC staff’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters;

•
the holder and each beneficial owner for which the holder is tendering Outstanding Notes understands, acknowledges, and agrees that a secondary resale transaction described in the paragraph immediately above and any resales of Exchange Notes or interests therein obtained by such holder or beneficial owner in exchange for Outstanding Notes or interests therein originally acquired by such holder or beneficial owner directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

•	the holder is not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.
In addition, by tendering Outstanding Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, each broker-dealer that is to receive Exchange Notes for its own account in exchange for Outstanding Notes represents and warrants to us that such Outstanding Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and acknowledges and agrees that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes; however, by so acknowledging and agreeing and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”
By tendering Outstanding Notes through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP, a tendering holder of Outstanding Notes also represents and warrants to us that such holder:
•	acknowledges receipt of this prospectus (as it may be amended or supplemented from time to time), and agrees to all of the terms of the Exchange Offer;
•
understands, acknowledges and agrees that tenders of Outstanding Notes pursuant to the Exchange Offer will, upon our acceptance for exchange of such tendered Outstanding Notes, constitute a binding agreement between such holder and us upon the terms and subject to the conditions of the Exchange Offer;

•
irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Outstanding Notes (with full knowledge that the Exchange Agent also acts as the agent of the Company and as Trustee under the Indenture (which governs the Outstanding Notes)), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Outstanding Notes on the account books maintained by DTC with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (b) present such Outstanding Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Notes, all in accordance with the terms of the Exchange Offer;

•
has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered thereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company;

•
undertakes, upon request, to execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Outstanding Notes tendered thereby;

•
understands, acknowledges and agrees that all authority herein conferred or agreed to be conferred through the submission of an electronic acceptance instruction in accordance with the requirements of ATOP shall survive the death or incapacity of such holder and any obligation of such holder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors, and assigns of such holder;

•
understands, acknowledges and agrees that for purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Outstanding Notes when and if the Company has given written notice thereof to the Exchange Agent;

•
understands, acknowledges and agrees that, subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered thereby, such holder thereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to such Outstanding Notes as are being tendered thereby upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time); and

•	understands, acknowledges and agrees that, except as stated in this prospectus in connection with a valid withdrawal, the tender of such holder’s Outstanding Notes is irrevocable.
No Letter of Transmittal or Guaranteed Delivery Procedures
There is no letter of transmittal for Outstanding Notes tendered in connection with the Exchange Offer. The valid submission of an electronic acceptance instruction through ATOP shall constitute delivery of the Outstanding Notes in connection with the Exchange Offer. There are no guaranteed delivery procedures applicable to the Exchange Offer.

Acceptance of Exchange Notes
In all cases, we will promptly issue Exchange Notes for Outstanding Notes that we have accepted for exchange under the Exchange Offer only after the Exchange Agent timely receives:
•	Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility; and
•	a properly transmitted agent’s message.
By tendering Outstanding Notes pursuant to the Exchange Offer, you will represent to us that, among other things:
•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;
•	you are not engaged in, and do not intend to engage in, and you do not have an arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes; and
•	you are acquiring the Exchange Notes in the ordinary course of your business.
In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for Outstanding Notes must represent that such Outstanding Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”
Our interpretation of the terms and conditions of the Exchange Offer, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Outstanding Notes tendered for exchange will be determined in our reasonable discretion and will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular Outstanding Notes prior to the Expiration Date.
Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured before the Expiration Date. Neither we, the Exchange Agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly after the Expiration Date.
Consequences of Failure to Exchange
If you do not exchange your Outstanding Notes for Exchange Notes under the Exchange Offer, your Outstanding Notes will remain subject to the transfer restrictions of such Outstanding Notes:
•
as set forth in the legend printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the Outstanding Notes.
In general, you may not offer or sell your Outstanding Notes except in transactions that are registered under the Securities Act or if the offer or sale is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act.
Transfers of Exchange Notes
Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the Exchange Offer without complying with the registration and prospectus-delivery provisions of the Securities Act, if:

•	you are acquiring the Exchange Notes in the ordinary course of your business;
•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;
•	you are not our “affiliate” as defined by Rule 405 of the Securities Act; and
•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes.
If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business, then:
•
you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters;

•	you cannot tender your Outstanding Notes in the Exchange Offer; and
•
in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

This prospectus may be used for an offer to resell, or for the resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that acquired Outstanding Notes as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.
We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.
Book-Entry Delivery Procedures
The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Outstanding Notes by causing DTC to transfer Outstanding Notes into the Exchange Agent’s account in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the Outstanding Notes so tendered will only be made after timely confirmation of book-entry transfer of Outstanding Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an agent’s message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry confirmation.
If your Outstanding Notes are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your Outstanding Notes of your intention to tender your Outstanding Notes or not tender your Outstanding Notes. To be timely, book-entry delivery of Outstanding Notes requires actual receipt by the Exchange Agent of a confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” prior to the Expiration Date. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent and we will not be able to accept your tender of Outstanding Notes until the Exchange Agent receives an agent’s message and a book-entry confirmation from DTC with respect to your Outstanding Notes.
Withdrawal Rights
Except as otherwise provided in this prospectus, you may withdraw your tender of Outstanding Notes at any time prior to the Expiration Date. For a withdrawal to be effective:
•	the Exchange Agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or
•	you must comply with the appropriate procedures of DTC’s ATOP system.

Any notice of withdrawal must:
•	specify the name of the person who tendered the Outstanding Notes to be withdrawn;
•	identify the Outstanding Notes to be withdrawn, including the certificate numbers and principal amount of the Outstanding Notes; and
•	where certificates for Outstanding Notes have been transmitted, specify the name in which such Outstanding Notes were registered, if different from that of the withdrawing holder.
If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of the facility. We will determine, in our reasonable discretion, all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Outstanding Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the Expiration Date.
Exchange Agent
U.S. Bank Trust Company, National Association, has been appointed as the Exchange Agent for the Exchange Offer. U.S. Bank Trust Company, National Association, also acts as trustee under the Indenture (which governs the Outstanding Notes). You should direct all questions and requests for assistance and requests for additional copies of this prospectus to the Exchange Agent addressed as follows:
By Hand, Overnight Delivery or Mail
(Registered or Certified Mail Recommended):
U.S. Bank Trust Company, National Association
Attn: Global Corporate Trust – DICK’S Sporting Goods
1735 Market Street, 43rd Floor
Philadelphia, Pennsylvania 19103

To Confirm by Email:

robert.pavlovic@usbank.com
Attn: Global Corporate Trust – DICK’S Sporting Goods
If you transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective. Fax cover sheets should provide a call-back number.
Fees and Expenses
The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the Exchange Agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.
We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer.

Accounting Treatment
We will record the Exchange Notes in our accounting records at the same carrying value as the Outstanding Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchanges of Outstanding Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•
certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Outstanding Notes tendered;

•	such tendering holder instructs us to register the Exchange Notes in the name of a person other than the registered holder; or
•	a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the Exchange Offer.
Other
Participating in the Exchange Offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

DESCRIPTION OF EXCHANGE NOTES
All references to “DICK’S Sporting Goods,” “the Company,” “we,” “us,” “our” or similar references refer to DICK’S Sporting Goods, Inc. and not to any of its subsidiaries.
General
On September 11, 2025, DICK’S Sporting Goods, Inc. issued $381,932,000 aggregate principal amount of 4.000% Senior Notes due 2029 (the “outstanding notes”) that certain Indenture (the “base indenture”), by and between DICK’S Sporting Goods and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), dated as of January 14, 2022, as supplemented by that certain Second Supplemental Indenture between DICK’S Sporting Goods and the Trustee, dated as of September 11, 2025 (together with the base indenture, the “indenture”). The outstanding notes were and are not registered under the Securities Act. Pursuant to the terms of the registration rights agreement entered into in connection with the issuance of the outstanding notes, the Company will issue up $381,932,000 of 4.000% Senior Notes due 2029 (the “new notes” and, together with the outstanding notes, the “notes”), which have been registered under the Securities Act, in exchange for any outstanding notes validly tendered in the Exchange Offer. The new notes will, together with any outstanding notes not tendered in the Exchange Offer, constitute a single series of notes under the indenture. The new notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the new notes will be registered under the Securities Act, and the new notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.
The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following is a summary of the material terms and provisions of the new notes and the indenture. However, this summary does not purport to be a complete description of the new notes or the indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture. We urge you to read the indenture carefully because it, and not the following description, will govern your rights as a holder of the new notes.
The new notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes initially will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. The registered holder of a new note will be treated as the owner of such new note for all purposes of the indenture. We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of DTC and its participants in effect from time to time. DTC will act as the depositary for the global notes. See “Book-Entry Issuance.”
The indenture does not limit the amount of indebtedness that we or our subsidiaries may incur. The indenture provides only limited protection against significant corporate events that could adversely affect your investment in the new notes. The new notes will not be entitled to the benefit of any sinking fund provisions.
Maturity, Interest, Form and Denomination
The new notes are being issued in an original aggregate principal amount of up to $381,932,000. The new notes will mature on October 1, 2029 and will bear interest at the rate of 4.000% per annum. We will pay interest on the new notes semi-annually, in arrears, on April 1 and October 1 of each year beginning on October 1, 2026, to holders of record of the new notes on the preceding March 15 and September 15, respectively.
If an interest payment date with respect to any of the new notes falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date and no interest shall accrue in respect of the delay. Interest on the new notes will be calculated on the basis of a 360-day year of twelve 30-day months. The first interest payment on any new notes will include the accrued and unpaid interest on the outstanding tendered in exchange therefor so that a tendering holder will receive the same interest payment it would have received had its outstanding notes not been tendered in the Exchange Offer; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of outstanding notes equal to the aggregate principal amount of exchange notes a holder receives. For the avoidance of doubt, to the extent an interest payment date with respect to the outstanding notes occurs prior to the date on which the new notes are issued, holders who validly tendered and did not validly withdraw outstanding notes in the Exchange Offer will receive accrued and unpaid interest on such interest payment date as required by the terms of the indenture.

Further Issuances of the Notes
We may, from time to time, without the consent of the existing holders of the notes, issue additional notes under the indenture having the same terms as the notes issued under the indenture in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such additional notes (the “Additional Notes”) will be consolidated with and form a single series with the notes for all purposes of the indenture. If the Additional Notes are not fungible with any notes issued under the indenture for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.
Ranking
The new notes will be our unsecured, unsubordinated obligations and will:
•	rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the new notes;
•	rank equally in right of payment to all of our existing and future unsecured and unsubordinated debt and other obligations, including the Revolving Credit Facility and the Existing Notes;
•	be effectively subordinated to all of our existing and future secured debt, to the extent of the value of the assets securing such debt; and
•	be structurally subordinated to all existing and future debt and other obligations of our subsidiaries, including the 4.000% Senior Notes due 2029 issued by Foot Locker, Inc.
As of May 2, 2026, the Company had approximately $12.2 billion of unsecured, unsubordinated indebtedness outstanding (including approximately $5.9 billion of operating leases) and no secured indebtedness outstanding.
Optional Redemption
Prior to July 1, 2029 (the date that is 3 months before the maturity date of the notes) (the “Par Call Date”), we may redeem the notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:
(1)
the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice of redemption may be given prior to the redemption thereof, and any such notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other financing or other corporate transaction. If a redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption may be rescinded in the event that any or all of the conditions shall not have been satisfied on or prior to the redemption date. Any notice of redemption may provide that payment of the redemption price and our obligations with respect to the redemption may be performed by another Person. Upon our written request, delivered no fewer than 5 business days (or such shorter time as may be acceptable to the Trustee) prior to the date such notice of redemption is to be given to each holder of notes, the Trustee shall give the notice of redemption in our name and at our expense.
If money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the notes (or such portions thereof) called for redemption and such notes will cease to be outstanding.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee (or the depositary, as applicable) in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
We will not be required to issue, register the transfer of or exchange the notes during a period beginning at the opening of business 15 days before any delivery of a notice of a redemption for the notes and ending at the close of business on the day of such delivery or register the transfer of or exchange the notes, or portion of the notes, selected for redemption, except the unredeemed portion of the notes being redeemed in part.
Change of Control
If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our right to redeem the notes as described above or have exercised our option to satisfy and discharge the indenture with respect to the notes as set forth below, holders of notes will have the right to require us to repurchase all or any part in an integral multiple of $1,000 of their notes (provided that no new note will be purchased in part if the remaining principal amount of such new note would be less than $2,000) pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes subject to such offer plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail or otherwise deliver a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. The notice shall, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will only be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflicts.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.
The paying agent will promptly deliver to each holder of notes properly tendered the applicable Change of Control Payment for the notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000.
We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
In addition, the Company’s obligation to repurchase the notes upon a Change of Control Triggering Event may be waived by the holders of not less than a majority of the outstanding notes affected by such waiver.
If holders of not less than 90% in aggregate principal amount of the notes validly tender and do not withdraw such notes in an offer to repurchase the notes in connection with a Change of Control Triggering Event and we purchase all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the holders of notes and the Trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
The definition of Change of Control includes the occurrence of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of a merger or consolidation) in one or a series of related transactions of “all or substantially all” of the properties or assets of DICK’S Sporting Goods and its Subsidiaries taken as a whole. See “—Certain Definitions—Change of Control.” Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require DICK’S Sporting Goods to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of DICK’S Sporting Goods and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness of the Company or its Subsidiaries outstanding at such time or otherwise affect the capital structure of the Company or its Subsidiaries or the credit ratings of the new notes. Restrictions on our ability to incur liens and merge, consolidate or sell assets are contained in the covenants as described under “—Limitation on Liens” and “—Limitation on Mergers and Sales of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Triggering Event, however, the indenture does not contain any covenants or provisions that may afford holders of the new notes protection in the event of a highly leveraged transaction.
We may not have sufficient funds to repurchase all the notes upon a Change of Control Triggering Event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of our other debt instruments outstanding at such time. Further, a Change of Control may constitute an event of default under one or more of our debt instruments outstanding from time to time. See “Risk Factors—Risks Relating to the Exchange Notes—DICK’S may not have sufficient funds to purchase the Exchange Notes upon a Change of Control Triggering Event.”
Limitations on Liens
The indenture provides that we will not, and will not permit any Significant Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the notes shall be secured equally and ratably with, or (at the Company’s option) prior to, such secured indebtedness, so long as such indebtedness shall be so secured.
The foregoing limitation shall not apply to indebtedness (1) secured by a pledge of, lien on or security interest in any shares of Voting Stock of any entity at the time it becomes a Significant Subsidiary (including, for the avoidance of doubt, Foot Locker, Inc. and its Subsidiaries, to the extent any of them constitute Significant Subsidiaries), (2) of a Subsidiary owed to us or indebtedness of a Subsidiary owed to another Subsidiary, (3) existing on the date of initial issuance of the notes, (4) in a principal amount that, together with all other indebtedness for money borrowed of us and our Subsidiaries similarly secured by liens on shares of Voting Stock pursuant to this clause (4), does not exceed, as of the date of incurrence, issuance, assumption or guarantee, the greater of (a) 15% of Consolidated Net Tangible Assets, calculated at the time such indebtedness is incurred, issued, assumed or guaranteed, and (b) $1,950,000,000 and (5) incurred for the sole purpose of extending, renewing, replacing or refinancing indebtedness secured by any lien referred to in the foregoing clauses (1) to (4) or any successive extension, renewal, replacement or refinancing of such indebtedness; provided, however, that the principal amount of indebtedness secured by that lien, pledge or security interest shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal, replacement or refinancing, plus any accrued interest, if any, on the indebtedness being extended, renewed, replaced or refinanced, plus amounts necessary to pay any fees and expenses, including premiums relating to such extension, renewal, replacement or refinancing.
Limitations on Mergers and Sales of Assets
The indenture provides that the Company will not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
•
we shall be the continuing entity, or the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and such successor Person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the notes and the indenture;

•	immediately after such transaction, no Default or Event of Default exists; and
•
we shall deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

This covenant will not apply to:
•
a merger between us and an affiliate organized under the laws of the United States, any state thereof or the District of Columbia solely for the purpose of reincorporating us in another jurisdiction; or

•	any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of this covenant, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under the indenture with the same effect as if such successor Person had been named as the Company under the indenture and, except in the case of a lease, the Company shall be automatically released and discharged from all obligations and covenants under the indenture and the notes.
Reports
During any time period in which the TIA applies to this indenture or any of the notes, the indenture will provide that the Company shall file with the Trustee and the Commission, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. The Company will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture as to which the Trustee is entitled to rely conclusively on an officers’ certificate. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports. The Trustee shall have no duty to review or analyze reports, information or documents to ensure compliance with any provision of the indenture or to ascertain the correctness or otherwise of the information or statements contained therein.
Events of Default
The indenture provides that each of the following will constitute an “Event of Default” with respect to the notes:
(1)	default in the payment of any interest with respect to the notes when it becomes due and payable, and continuance of such default for a period of 30 days;
(2)	default in payment of the principal of, or premium, if any, with respect to the notes when due;
(3)
default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the notes then outstanding under the indenture, in the performance or breach of any covenant in the indenture for the benefit of the holders of the notes (other than a default referred to in clauses (1) and (2) above); and

(4)	certain events of bankruptcy or insolvency involving the Company as provided in the indenture.

If an Event of Default should occur and be continuing with respect to the notes, either the Trustee or the holders of more than 25% of the aggregate principal amount of the notes may declare the notes due and payable. Holders of a majority in aggregate principal amount of the notes then outstanding will be entitled to control certain actions of the Trustee under the indenture and to waive past Defaults with respect to the notes and rescind acceleration and its consequences with respect to the notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction. In the case of an Event of Default with respect to the notes resulting from certain events of bankruptcy or insolvency, the principal of, and accrued and unpaid interest on, all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the indenture at the request, order or direction of any of the holders of notes, unless one or more of such holders of notes shall have offered to the Trustee reasonable security or indemnity.
If an Event of Default occurs and is continuing, any sums held or received by the Trustee under the indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of notes.
The right of any holder of notes to institute an action for any remedy (except such holder’s right to enforce payment of the principal of, and premium, if any, and interest on such holder’s new note when due) will be subject to certain conditions precedent, including a written notice to the Trustee by such holder of the occurrence of one or more Events of Default, a request to the Trustee by the holders of more than 25% of the aggregate principal amount of the notes then outstanding to take action, an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing, the failure of the Trustee to comply with such request within 90 days after receipt thereof and the offer of security and indemnity and holders of a majority in principal amount of the total outstanding notes have not given the Trustee a direction inconsistent with such request within such 90-day period.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to the notes, and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the indenture with respect to the notes, when:
(a)	either:
(i)
all of the notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

(ii)
all of the notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and we have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of such notes, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided that for any such redemption conducted pursuant to the first paragraph above under “—Optional Redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that the amount deposited with the Trustee is calculated as required by such paragraph using the Treasury Rate as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the “Make-whole Deficit”) only required to be deposited with the Trustee on or prior to the redemption date. Any Make-whole Deficit will be set forth in an officers’ certificate delivered to the Trustee simultaneously with the deposit of such Make-whole Deficit that confirms that such Make-whole Deficit will be applied toward such redemption;

(b)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

(c)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the notes; and
(d)	we have delivered irrevocable instructions to the Trustee for such notes to apply the deposited money toward the payment of such notes at maturity or on the redemption date, as the case may be.
Legal Defeasance and Covenant Defeasance
We may, at our option and at any time, elect to have our obligations discharged with respect to the notes (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the notes, and the indenture shall cease to be of further effect as to all outstanding notes except as to:
(a)
rights of holders of outstanding notes, as applicable, to receive payments in respect of the principal of and interest, if any, on such notes, as applicable, when such payments are due solely out of the trust funds referred to below;

(b)
our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)	the rights, powers, trusts, duties and immunities of the Trustee for the notes under the indenture, and our obligations in connection therewith; and
(d)	the Legal Defeasance provisions of the indenture.
In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain Events of Default (not including those described in clause (4) under the heading “Events of Default” above) will no longer constitute an Event of Default with respect to the notes. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes:
(a)
we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the notes on the stated date for payment thereof or on the maturity date or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to such stated date for payment or to the maturity date or to a particular redemption date; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, that any Applicable Deficit shall be set forth in an officers’ certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;

(b)	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel confirming that:
(i)	we have received from, or there has been published by, the Internal Revenue Service (“IRS”) a ruling; or
(ii)	since the Issue Date, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)
in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

(e)
we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

(f)
we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or Covenant Defeasance have been complied with.

Modification of the Indenture
The indenture contains provisions permitting us and the Trustee, without the consent of the holders of the notes, to, among other things, issue Additional Notes under the indenture, comply with the terms of the TIA, make changes that are not adverse to the holders of notes and add guarantors with respect to the notes by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding affected by the modification, to modify the indenture or any supplemental indenture or the rights of the holders of the notes; provided that no such modification, without the consent of each holder of the notes affected by such modification, will:
•	change the amount of notes whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on the notes;
•	reduce the principal or change the stated maturity of the notes;
•
waive a continuing Default or Event of Default in the payment of the principal of or interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the notes outstanding and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest, if any, on any notes payable in any currency other than that stated in the notes;
•
make any change to the indenture regarding the waiver of past defaults, the rights of holders of notes to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) and the limitations on amendments and waivers to the indenture; or

•	reduce any premium payable upon the redemption thereof.
We may, but will not be obligated to, set a record date for the purpose of determining the identity of holders of notes entitled to consent to any supplement, amendment or waiver permitted by the indenture or for purposes of determining the holders of notes entitled to join in the giving or making of any notice of default, any declaration of acceleration, any request to institute proceedings or any other similar direction.
Concerning the Trustee
The Trustee’s current address is 1735 Market Street, 43rd Floor, Philadelphia, Pennsylvania 19103. The Trustee is one of a number of banks with which we maintain ordinary banking relationships.

The holders of a majority in principal amount of the then outstanding notes may direct the time, method and place of conducting any proceeding for exercising any remedy with respect to the notes available to the Trustee.
If an Event of Default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent Person in the conduct of his own affairs.
Certain Definitions
“Acquisition” means the acquisition by the Issuer, directly or indirectly, of all of the outstanding Capital Stock of Foot Locker, Inc.
“Affiliated Party” means, with respect to any natural Person, (A) any other Person for which such natural Person (or such natural Person’s estate) has dispositive or voting power with respect to any of the Company’s Voting Stock held by such other Person; (B) any trust the beneficiaries of which consist solely of such natural Person, any Immediate Family Member of such natural Person or any Person described in clause (A); (C) the trustees, legal representatives, beneficiaries or beneficial owners (in each case, solely in such capacity and not in their individual or other capacities) of any such Person referred to in clause (A) or (B); (D) the estates of such natural Person (it being understood, for the avoidance of doubt, that this clause (D) will not include any Person to whom any securities are transferred from any such estate); and (E) the Immediate Family Members of such natural Person.
“Below Investment Grade Rating Event” means the rating on the notes is lowered by both Rating Agencies and the notes are rated below an Investment Grade Rating by both of the Rating Agencies, in each case, on any date from the date of the public notice of the occurrence of a Change of Control or our intention to effect a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the notes during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Capital Stock” means:
(a)	in the case of a corporation, corporate stock;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of DICK’S Sporting Goods and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than the (x) Company or any of its Subsidiaries, (y) any Permitted Person or (z) any employee benefit plan of any such person or any of its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of all of the Company’s Voting Stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (A) we become a direct or indirect wholly owned subsidiary of another person and (B) either (i) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting power of all of the Voting Stock of such person.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Consolidated Net Tangible Assets” means DICK’S Sporting Goods and its consolidated Subsidiaries’ total assets, less net goodwill and other intangible assets, less total current liabilities, in each case, as reflected on our consolidated balance sheet prepared as at the end of the most recently completed fiscal quarter in respect of which we have filed financial statements with the Commission (or, if we are not required to so file, the most recently completed fiscal quarter in respect of which we have prepared financial statements). The calculation of Consolidated Net Tangible Assets shall give pro forma effect to any acquisition by or disposition of assets (including, for the avoidance of doubt, the Acquisition) of the Company or any of its consolidated Subsidiaries involving the payment or receipt by the Company or any of its consolidated Subsidiaries, as applicable, of consideration (whether in the form of cash or fair market value (as determined by the Company) of non-cash consideration) in excess of $500,000,000 that has occurred since the applicable balance sheet date.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“Immediate Family Member” means, with respect to any specified natural Person, any other natural Person that has any relationship to such specified natural Person by blood, marriage or adoption that is not more remote than first cousin.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.
“Issue Date” means the date on which the notes are initially issued.
“Moody’s” means Moody’s Investors Service, Inc.
“Permitted Person” means (A) any of Edward W. Stack and his Affiliated Parties; and (B) any “group” within the meaning of Section 13(d) of the Exchange Act of which any of the Persons described in clause (A) are members; provided that without giving effect to the existence of such group or any other group, any of the Persons described in clause (A), collectively, beneficially own Voting Stock of the Company representing 50% or more of the total voting power of the Voting Stock of the Company then held by such group.
“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Remaining Scheduled Payments” means, with respect to any new note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date if such new note matured on the Par Call Date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such new note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Significant Subsidiary” means any Subsidiary of the Company which had (as of the end of the most recently completed fiscal year in respect of which we have filed financial statements with the Commission (or, if we are not required to so file, the most recently completed fiscal year in respect of which we have prepared financial statements)) total assets (after intercompany eliminations) exceeding 10% of the total assets of the Company and its Subsidiaries as reflected on our consolidated balance sheet prepared as at the end of a fiscal year in accordance with GAAP which we shall have most recently filed with the Commission (or, if we are not required to so file, as reflected on our most recent consolidated balance sheet prepared as at the end of a fiscal year in accordance with GAAP); provided that a Subsidiary will in no event constitute a Significant Subsidiary if (a) such Subsidiary neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) such Subsidiary is organized in any jurisdiction other than under the laws of the United States, any state thereof or the District of Columbia (any such Person described in this clause (b), a “foreign subsidiary”), (c) such Subsidiary is a Person all or substantially all of whose assets consist of the Capital Stock of one or more Subsidiaries of the Company which are foreign subsidiaries or (d) a majority of the Voting Stock of such Subsidiary is owned directly or indirectly by one or more Subsidiaries of the Company which are foreign subsidiaries.
“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or managers of such Person (or if such Person is a partnership, the board of directors or other governing body of the general partner of such Person).
Governing Law
The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE
The Exchange Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes directly through DTC. Except under circumstances described below, the Exchange Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.
So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Exchange Notes represented by the global notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have Exchange Notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.
Principal and interest payments on Exchange Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of DICK’S, the Trustee or any paying agent or registrar for the Exchange Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.
DICK’S expects that the depositary for the Exchange Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. DICK’S also expects that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by DICK’S within 90 days, DICK’S will issue Exchange Notes in definitive form in exchange for the global notes. DICK’S will also issue Exchange Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Exchange Notes represented by the global notes and has not been cured or waived. In addition, DICK’S may at any time and in its sole discretion determine not to have the Exchange Notes represented by the global notes and, in that event, will issue Exchange Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Exchange Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Exchange Notes registered in its name. Exchange Notes so issued in definitive form will be issued as registered Exchange Notes in denominations of $2,000 and integral multiples of $1,000 above that amount, unless otherwise specified by DICK’S. Exchange Notes in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to DICK’S or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Exchange Notes in definitive form.
DTC
The depositary advises as follows:
•	DTC is:
•	a limited-purpose trust company organized under the New York Banking Law,
•	a “banking organization” within the meaning of the New York Banking Law,
•	a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•
DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;
•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.; and
•
Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.
The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, U.S. and non-U.S. brokers, dealers, trust companies, clearing corporations and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Exchange Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.
Notices
Notices to holders of the Exchange Notes will be sent by mail to the registered holders, whether the Exchange Notes are in global or definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of Exchange Notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.
Euroclear and Clearstream
Investors may hold interests in the Exchange Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be.
Euroclear has advised DICK’S that:
•
It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•
Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;
•
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•
Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised DICK’S that:
•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•
Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;
•
Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•
Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. None of DICK’S, the Trustee or the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary;

however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain U.S. federal income tax considerations relating to the exchange of Outstanding Notes for Exchange Notes in the Exchange Offer, but it does not purport to be a complete analysis of all potential tax considerations. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, administrative rulings and published positions of the IRS, and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.
This discussion applies only to holders that are beneficial owners of Outstanding Notes that purchased Outstanding Notes in the initial offering at their original “issue price” (the first price at which a substantial amount of the Outstanding Notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such Outstanding Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations that may be relevant to subsequent purchasers of Outstanding Notes or Exchange Notes. This discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or status and it does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, broker-dealers, traders in securities that elect mark-to-market tax treatment, insurance companies, Subchapter S corporations, grantor trusts, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), real estate investment trusts, regulated investment companies, insurance companies, corporations treated as “personal holding companies,” United States expatriates, tax-exempt organizations, persons liable for any alternative minimum tax, U.S. holders that have a functional currency other than the United States dollar, “controlled foreign corporations,” “passive foreign investment companies,” persons that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement” or persons who hold Outstanding Notes as part of a straddle, hedge, conversion or other risk reduction transaction or integrated investment). This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Outstanding Notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Outstanding Notes should consult their tax advisors regarding the tax consequences to them of exchanging Outstanding Notes for Exchange Notes in the Exchange Offer.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OUTSTANDING NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OUTSTANDING NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS THE APPLICATION OF ANY NON-INCOME TAX LAWS OR ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer
The exchange of Outstanding Notes for Exchange Notes in the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of Exchange Notes in the Exchange Offer, your basis in the Exchange Notes received in the Exchange Offer will be the same as your basis in the Outstanding Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes will include your holding period in the Outstanding Notes surrendered in exchange therefor.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where the Outstanding Notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the Exchange Offer, we have agreed that for a period of up to 180 days after the day the Exchange Offer expires (or such shorter period if a broker-dealer is no longer required to deliver a prospectus), we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may request.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of Exchange Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of the Outstanding Notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of Outstanding Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters in connection with this Exchange Offer with respect to U.S. law will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS
DICK’S Sporting Goods
The consolidated financial statements of DICK’S Sporting Goods, Inc. as of January 31, 2026 and February 1, 2025, and for each of the three years in the period ended January 31, 2026, incorporated by reference in this registration statement and the effectiveness of DICK’S Sporting Goods, Inc.’s internal control over financial reporting as of January 31, 2026, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Foot Locker
The consolidated financial statements of Foot Locker, Inc. as of February 1, 2025 and February 3, 2024, and for each of the years in the three-year period ended February 1, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of February 1, 2025 have been incorporated by reference in this registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

DICK’S Sporting Goods, Inc.

Exchange Offer for

Up to $381,932,000 4.000% Senior Notes due 2029
PROSPECTUS
  , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments, fines and amounts paid in settlement in an action or suit by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of the person being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
Section 7 of our Amended and Restated Certificate of Incorporation (the “DICK’S charter”) provides for indemnification, to the extent not prohibited by law, of any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of DICK’S, to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of DICK’S, or, at the request of DICK’S, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of DICK’S (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to DICK’S or to a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of DICK’S to the extent the Board of Directors of DICK’S at any time specifies that such persons are entitled to the benefits of such indemnification. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, the DICK’S charter are not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the DICK’S charter, our Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Article IX of the DICK’S bylaws also provides indemnification to the extent set forth in the DICK’S charter.
As permitted by Section 102 of DGCL, the DICK’S charter eliminates the liability of a DICK’S director or officer to DICK’S and its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except that such limitation of liability will not eliminate or limit the liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to DICK’S or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, (d) a director or officer for any transaction from which the director or officer derived any improper personal benefits, or (e) an officer in any action by or in the right of DICK’S.
Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability. Section 7.5 of the DICK’S charter permits DICK’S Sporting Goods to purchase and maintain such insurance, and DICK’S has purchased this insurance for its directors and officers.
DICK’S has entered into indemnification agreements with each of its current directors. These agreements provide DICK’S directors with additional protection regarding the scope of the indemnification set forth in the DICK’S charter and our Bylaws.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a) Exhibits
The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.
(b) Financial Statement Schedules
Financial schedules are omitted because they are not applicable or the information is incorporated herein by reference.
ITEM 22.	UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)
that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
3.1	Amended and Restated Certificate of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-100656, filed on October 21, 2002.
3.2	Amendment to the Amended and Restated Certificate of Incorporation, effective as of June 10, 2004.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q, File No. 001-31463, filed on September 9, 2004.
3.3	Amendment to the Amended and Restated Certificate of Incorporation, dated as of June 9, 2021.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, File No. 001-31463, filed on June 14, 2021.
3.4	Amendment to the Amended and Restated Certificate of Incorporation, dated as of June 14, 2023.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, File No. 001-31463, filed on June 16, 2023.
3.5	Amendment to the Amended and Restated Certificate of Incorporation, dated as of June 11, 2025.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on June 13, 2025.
3.6	Second Amended and Restated Bylaws (adopted March 27, 2024).	Incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-K, File No.001-31463, filed on March 28, 2024.
4.1	Form of Stock Certificate.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to Statement on Form S-1, File No. 333-96587, filed on September 27, 2002.
4.2	Indenture, dated as of January 14, 2022, between DICK’S Sporting Goods, Inc. and U.S. Bank National Association, as trustee.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on January 14, 2022.
4.3	Second Supplemental Indenture, dated as of September 11, 2025, between DICK’S Sporting Goods, Inc. and U.S. Bank Trust Company, National Association.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on September 11, 2025.
4.4	Form of 4.000% Senior Note due 2029 (included in Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed September 11, 2025).	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on September 11, 2025.
4.5	Registration Rights Agreement, dated as of September 11, 2025, by and among DICK’S Sporting Goods, Inc. and Goldman Sachs & Co. LLC.	Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, File No. 001-31463, filed on September 11, 2025.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.	Previously filed.
21.1	List of Subsidiaries.	Incorporated by reference to Exhibit 21 to the Registrant’s Form 10-K, File No. 001-31463, filed on March 27, 2026.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of DICK’S Sporting Goods, Inc.	Filed herewith.
23.2	Consent of KPMG LLP, independent registered public accounting firm of Foot Locker, Inc.	Filed herewith.
23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).	Previously filed.
24.1	Powers of Attorney (included on signature pages).	Previously filed.

Exhibit Number	Description	Method of Filing
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939.	Previously filed.
99.1	Form of Letter to DTC Participants Regarding the Exchange Offer.	Previously filed.
99.2	Form of Letter to Beneficial Holders Regarding the Exchange Offer.	Previously filed.
107	Filing Fee Table.	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coraopolis, Commonwealth of Pennsylvania, on the 16th day of June, 2026.

DICK’S SPORTING GOODS, INC.

By:	/s/ Navdeep Gupta
Navdeep Gupta
Executive Vice President – Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2026
Lauren R. Hobart

*	Executive Vice President – Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2026
Navdeep Gupta

*	Executive Chairman and Director	June 16, 2026
Edward W. Stack

*	Director	June 16, 2026
Mark J. Barrenechea

*	Director	June 16, 2026
Emanuel Chirico

*	Vice Chairman and Director	June 16, 2026
William J. Colombo

*	Director	June 16, 2026
Robert Eddy

*	Director	June 16, 2026
Anne Fink

*	Director	June 16, 2026
Larry Fitzgerald, Jr.

*	Director	June 16, 2026
Sandeep Mathrani

*	Director	June 16, 2026
Desiree Ralls-Morrison

*	Director	June 16, 2026
Lawrence J. Schorr

*	Director	June 16, 2026
Larry D. Stone

*	By:	/s/ Elizabeth H. Baran
	Name:	Elizabeth H. Baran
	Title:	Attorney-in-Fact